EXHIBIT 1

JOINT FILING AGREEMENT

This Joint Filing Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Joint Filing Agreement and all of which, when taken together, will be deemed to constitute one and the same Joint Filing Agreement. The undersigned hereby agree to the joint filing of the Schedule 13D to which this Joint Filing Agreement is attached.

Dated: February 22, 2008

THIRTY-EIGHT HUNDRED INVESTMENTS LIMITED

/s/ Cindy L. Webb
By: Cindy L. Webb
Its: Vice President

BITTERROOT ASSET MANAGEMENT, INC.

/s/ Cindy L. Webb
By: Cindy L. Webb
Its: Vice President

INTRAWEST ASSET MANAGEMENT, INC.

/s/ Cindy L. Webb
By: Cindy L. Webb
Its: Vice President

VIOLET ASSET MANAGEMENT, INC.

/s/ Cindy L. Webb
By: Cindy L. Webb
Its: Vice President

PELICAN ASSET MANAGEMENT, INC.

/s/ Cindy L. Webb
By: Cindy L. Webb Its: Vice President

IRIS ASSET MANAGEMENT, INC.

/s/ Cindy L. Webb
By: Cindy L. Webb Its: Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Paul R. Ackerman
By: Paul R. Ackerman Its: Executive Vice President and Treasurer

WFC HOLDINGS CORPORATION

/s/ Paul R. Ackerman
By: Paul R. Ackerman Its: Executive Vice President and Treasurer

WELLS FARGO & COMPANY

/s/ Paul R. Ackerman
By: Paul R. Ackerman Its: Executive Vice President and Treasurer